Exhibit 10.1

OMNIBUS AGREEMENT AND LICENSE

This Omnibus Agreement and License has been executed and delivered on this 21st day of November 2014, by and between HDIMAX, Inc., a Delaware corporation (hereinafter “HDIMAX”) and FASHION STYLE MAG, INC., a Delaware corporation (hereinafter “FSM”).

W I T N E S S E T H :

WHEREAS, HDIMAX is an internet digital publishing and broadcast company;

WHEREAS, FSM is the owner of certain assets as set forth in Exhibit A attached hereto and made a part hereof (the “Assets”);

WHEREAS, INDIGO-ENERGY, INC., a Nevada corporation (“Parent”) and HDIMAX have entered into an agreement with plan of merger (the “Merger Agreement”) with HDIMAX Acquisition Corporation, a wholly-owned subsidiary of Parent formed for the purpose of completing the merger (“Merger Sub”) (the “Merger”), pursuant to which Merger Sub will merge with and into HDIMAX and HDIMAX shall be the surviving corporation and become a wholly-owned subsidiary of Parent;

WHEREAS, Parent on the closing date of the Merger ("Closing Date") will have an irrevocable option (“Option”) to purchase all the outstanding capital stock of FSM pursuant to that certain Option Agreement between the parties dated September 2, 2014, as amended and restated on November 21, 2014 (the "Option Agreement"), which Option may be exercised by either Parent or its subsidiary HDIMAX;

WHEREAS, prior to exercise, if any, of the Option by HDIMAX, the parties desire that FSM license the Assets to HDIMAX effective as of the Closing Date pursuant to the terms of this Agreement; and

1

WHEREAS, the parties desire to describe and provide that various other e-commerce, cross-promotional, and management services be performed as between the two companies, as more particularly set forth in that certain Services Agreement attached hereto and made a part hereof as Exhibit B (the “SA”) and that certain eCommerce Agreement attached hereto and made a part hereof as Exhibit C (the “eCA”).

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, as well as other good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

1. License: FSM hereby grants to HDIMAX as of the Closing Date on an exclusive, royalty-bearing basis all rights that it presently has in the Assets to make, use, sell, copy, make derivative works of, promote, perform, publish, distribute, and exploit the Assets, including, but not limited to, all rights that it presently has to promote, exhibit, perform, and otherwise display all content used, copied, or incorporated, at any time, in or on the four (4) websites identified with specificity in Exhibit A, for the term (“Term””) that ends on the earlier of (i) the exercise of the Option by HDIMAX; or (ii) December 31, 2015; provided, however, that in the event that the Option is not exercised by HDIMAX, HDIMAX shall have the right in its discretion to extend the Term of the license granted herein for an unlimited number of successive one year periods after December 31, 2015, subject to the payment of royalties as set forth hereinbelow.

2. Royalty: HDIMAX agrees to pay to FSM a royalty in consideration for the grant of rights herein which royalty shall be twenty percent (20%) of all Net Revenue derived from the use, distribution, publication, sale and exploitation of the Assets, up to a maximum royalty payment of Four Hundred and Fifty Thousand US Dollars ($450,000.00) per month for each full month on or after the Closing Date during the Term, as it may be extended as set forth in Section 1 above. “Net Revenue” shall mean the total gross receipts from advertising and other revenues derived from use of the Assets in usual, bona fide, commercial transactions, less any payments returned by HDIMAX to its clients or customers. No minimum royalty payment, monthly or otherwise, shall be imposed.

3. Best Efforts: The parties agree to use their best efforts to cross-promote each other’s services and content throughout the Term.

4. SA: The parties agree to execute and deliver an original version of the SA in substantially the form set forth in Exhibit B on the Closing Date.

5. eCA. The parties agree to execute and deliver an original version of the eCA in substantially the form set forth in Exhibit C on the Closing Date.

6. General. This Agreement is the entire agreement between the parties relative to the matters set forth herein and there are no other binding terms, obligations, covenants, representations, statements, or conditions, oral or otherwise, of any kind whatsoever. This Agreement shall be governed by the laws of the United States of America and the State of Delaware, without regard to its conflicts principles. This Agreement shall come into effect on the Closing Date and shall be binding thereafter upon the parties and their respective successors and assigns. This Agreement shall not be modified unless in a writing signed by the party against which enforcement is sought.

2

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed this Agreement as of the day and year first above written.

HDIMAX, Inc. By: /s/ Rajinder Brar Name: Rajinder Brar Title: CEO Date: November 21, 2014 FASHION STYLE MAG, INC. By: /s/ Rajinder Brar Name: Rajinder Brar Title: President Date: November 21, 2014

3

EXHIBIT A

“Assets” shall mean and include any and all inventions, patents, patent applications, and patent disclosures (including all related divisions, continuations, continuing prosecution applications, continuations in part, reissues, renewals, reexaminations, and extensions thereof), works of authorship, content, copyrights, trademarks, service marks, trade names, domain names, trade dress, logos and similar designations, trade secrets, semiconductor design rights, computer programs (in source code and object code form), materials, records, files, flow charts, formulae, enhancements, updates, modifications, translations, licenses, permits, contracts, adaptations, information, specifications, designs, process technology, manufacturing requirements, quality control standards, information and supply chain information systems, and any other intellectual and industrial property rights, intangible property rights, and proprietary rights, whether registered or unregistered, which are presently owned by or licensed to FSM and any and all additions, modifications, enhancements, updates, extensions, derivative works, formulations or further developments thereto, used in connection with, or related to, any of the following websites with respect to their use, reproduction, distribution, performance, or display.

FASHIONSTYLEMAG.COM - Founded: Dec 2008 / Started: January 2009; http://www.fashionstylemag.com/
The go to spot for the latest in fashion, beauty tips, how-tos, designers, celebrity trends daily.  With over 83% women as its target audience according to its over 2.4 million Facebook fans and is one of the highest fashion/beauty Facebook pages on Facebook.  The site reaches over 5 million unique visitors per month, according to Google Analytics, and over 5 million people on Facebook weekly, according to Facebook insights, boosting over 200 million monthly website ad impressions.

THEWOMANLIFE.COM - Founded: Dec 2008 / Started: January 2009; http://www.thewomanlife.com/
A site by women for women.  Focusing on health, fitness, fashion/beauty, how-tos, celebrity trends and much more.  It’s a top spot for women, with over 84% of its over 300K fans on Facebook being women.  The site reaches over 2 million unique visitors per month, according to Google Analytics, and over 1 million people on Facebook weekly, according to Facebook insights, boosting over 80 million monthly website ad impressions.

SOUTHASIANLIFE.COM - Founded: Dec 1999 / Started: April 2000; http://www.southasianlife.com/
The go to spot for South Asians on the latest in fashion, beauty tips, how-tos, designers, Bollywood trends daily.  With over 73% women as its target audience according to its over 2.8 million Facebook fans, spread over 5 Facebook pages focusing on Beauty, Weddings and Health.  The site reaches over 700K unique visitors per month, according to Google Analytics, and over 500K million people on Facebook weekly, according to Facebook insights, boosting over 60 million monthly website ad impressions.

THEMANLIFE.COM - Founded: Dec 2008; http://www.themanlife.com/
Positioned as a source for Men’s lifestyle.  Which would include content on health, fitness, relationships, career, grooming, style, outdoors, sports, cars, women, and entertainment.

4